SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 18, 2009

 Date of Report (date of earliest event reported):

GEOBIO ENERGY, INC.

 (Exact name of registrant as specified in its charter)

Colorado	333-67174	84-1153946
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

601 Union Street, Suite 4500
Seattle, WA 98101
(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 491-1771

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 18, 2009, the Company appointed Clayton Shelver to the Board of Directors of the Company (the "Board").  Mr. Shelver, 43, currently the Chief Technology Officer and Director of SARS Corporation, has extensive experience in information technology and remote data communications.  Before founding SARS, Mr. Shelver served as Vice President of IT for Yukon Fuel Company from August 1996 to November 2001 and previously was IT Manager for Yutana Barge Lines in Alaska. He has developed ISO 9002 Quality Assurance Programs, managed information technology departments, and been part of mergers and acquisition teams in a number of businesses.  Mr. Shelver received a B.A. degree (Information Systems Concentration) and an M.B.A. from the University of Washington.

The Board does not expect to name Mr. Shelver to any committee of the Board at this time. To the extent that any information called for in Item 404(a) of Regulation S-K is required pursuant to this appointment, such information is currently unavailable and will be provided in an amendment to this Form 8-K within four days from when this information becomes available.

Also on September 18, 2009, John Del Casale submitted his resignation to the Board, effective as of 5:00 a.m. PDT.  His resignation from the Board does not arise from any disagreement on any matter relating to the Company’s operations, policies or practices, nor regarding the general direction of the Company.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 21, 2009

GEOBIO ENERGY, INC.

By:	/s/ Clayton Shelver
Director